CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

We hereby consent to the reference to Morgan, Lewis & Bockius LLP under the heading “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information included in Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A for the Seasons Series Trust (File Nos. 333-08653, 811-07725) and to the filing of this consent therewith.

/s/ Morgan, Lewis & Bockius LLP
Morgan, Lewis & Bockius LLP

New York, New York

July 27, 2026